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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-98409 of AK Steel Corporation of our report dated January 30, 2002 (August 2, 2002 as to the sale of Sawhill Tubular as described in Note 13) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Expert" in such Prospectus.

/S/  DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 2, 2002